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                                                                    EXHIBIT 99.1

(PROVINCE HEALTHCARE LOGO)

                                              NEWS RELEASE
                                              FOR IMMEDIATE RELEASE

                                              CONTACT: MERILYN H. HERBERT
                                              VICE PRESIDENT, INVESTOR RELATIONS
                                              (615)370-1377


                PROVINCE HEALTHCARE ANNOUNCES 3-FOR-2 STOCK SPLIT

         Brentwood, TN, April 9, 2002 - Martin S. Rash, Chairman and Chief Executive Officer of Province Healthcare Company (Nasdaq:PRHC) today announced that the Company's Board of Directors has approved a 3-for-2 stock split, which will be effected in the form of a 50% stock dividend.

         The new shares and payment for fractional shares will be distributed on April 30, 2002, to shareholders of record at the close of business on April 20, 2002. Each shareholder of record will receive one additional share of common stock for each two shares of common stock owned as of the record date. As of March 31, 2002, Province had approximately 31,737,240 shares of common stock outstanding. Province's common stock is traded on the Nasdaq National Market.

         Province Healthcare is a provider of health care services in attractive non-urban markets in the United States. The Company owns or leases 18 general acute care hospitals in 11 states with a total of 2,031 licensed beds. The Company also provides management services to 35 primarily non-urban hospitals in 13 states with a total of 2,776 licensed beds.


CONTACT:  Merilyn H. Herbert, Province Healthcare Company (PRHC) at
          (615)370-1377